1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X

    Amendment No.   12  ....................................       X

                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
                (Notices should be sent to the Agent for Service)


                                   Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037






Pursuant to Rule 8b-23, Registrant wishes to incorporate by reference Items 4, 7 and 8 of Part A, Part B and Part C. Each of which were previously filed by the Registrant under rule 8b-16 as Amendment No. 11 on February 26, 2004.








High Yield Bond Portfolio
(A Portfolio of Federated Core Trust)

-------------------------------------------------------------------------------
SUPPLEMENT TO THE PROSPECTUS DATED FEBRUARY 29, 2004

The following is effective May 1, 2004.

Under the section entitled "Management Organization and Capital Structure" and the sub-section entitled "Portfolio Manager" please add the following as the second paragraph.


Nathan H. Kehm
Nathan H. Kehm has been the Fund's Portfolio Manager since May 2004. Mr. Kehm joined Federated in December 1997 as an Investment Analyst. He was promoted to Assistant Vice President and Senior Investment Analyst of the Fund's Adviser in January 1999 and to Vice President in January 2001. Mr. Kehm is a Chartered Financial Analyst. He earned his M.B.A from the University of Pittsburgh.



                                                                  April 30, 2004

[Federated Logo]
Federated Core Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
www.federatedinvestors.com


Federated Securities Corp., Distributor

Cusip 31409N101
30513 (4/04)









                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 4th day of May, 2004.

                              FEDERATED CORE TRUST

                        BY: /s/ Andrew P. Cross
                        Andrew P. Cross, Assistant Secretary
                        May 4, 2004